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                                                                     Exhibit B-1

                                 WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                                 STOCKHOLDERS OF
                              BAY STATE GAS COMPANY

The undersigned, being the sole stockholder of Bay State Gas Company, a Massachusetts corporation (the "Corporation"), does hereby consent to the adoption of the following recital and resolution in lieu of a special meeting and pursuant to the provisions of Chapter 156B, Section 59, of the General Laws of the Commonwealth of Massachusetts.

                           RESOLUTION AMENDING BY-LAWS

WHEREAS, The sole stockholder of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article I, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows:

          "SECTION 1. DIRECTORS AND OFFICERS. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5) as determined from time to time by resolution of the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere in the By-Laws, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-Laws. Directors need not be stockholders"

Dated and effective as of Tuesday, June 1st, 2004

                                        NiSource Inc.

                                        /s/ Gary L. Neale
                                        ----------------------------------------
                                        Gary L. Neale
                                        Chairman, President and Chief Executive
                                        Officer

                                        Being the sole stockholder of the
                                        Corporation